EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: Ava Investors S.A.

Date of Event Requiring Statement: March 31, 2026

Issuer Name and Ticker or Trading Symbol: Blaize Holdings, Inc. [ BZAI ]

Ava Investors S.A.

By:	/s/ Raphaëlle Mahieu
Name:	Raphaëlle Mahieu
Title:	Director

By:	/s/ Benjamin Hazan
Name:	Benjamin Hazan
Title:	Director

Ava Private Markets S.à r.l., acting in respect of its Compartment Blaize (1)

By:	/s/ Raphaëlle Mahieu
Name:	Raphaëlle Mahieu
Title:	Manager, Class A

By:	/s/ Olivier Lansac
Name:	Olivier Lansac
Title:	Manager, Class B

Raphaëlle Mahieu

By:	/s/ Raphaëlle Mahieu

Benjamin Hazan

By:	/s/ Benjamin Hazan

(1)
Ava Private Markets S.à r.l. is a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 6, Rue Dicks, L-1417 Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B283362.